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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
About.com, Inc.:

    We consent to the incorporation by reference in this Amendment No. 1 of Registration Statement No. 333-51432 of PRIMEDIA Inc. on Form S-4 of our report dated January 24, 2000, relating to the consolidated balance sheets of About.com, Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the three-year period ended
December 31, 1999, and financial statement schedule, which report appears in the December 31, 1999 annual report on Form 10-K of About.com, Inc., and to the reference to our firm under the headings "Change in Independent Public
Accountants" and "Experts" in this registration statement.

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
                                                       /s/ KPMG LLP
                                                       ---------------------------------------------
                                                       KPMG LLP

New York, New York
January 17, 2001